Exhibit 10.4

[__], 2021

Phoenix Biotech Acquisition Corp.

2201 Broadway, Suite 705

Oakland, CA 94612

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into, or proposed to be entered into, by and between Phoenix Biotech Acquisition Corp., a Delaware corporation (the “Company”), and Cantor Fitzgerald & Co. (“Cantor”), as the representative of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of up to 17,825,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one half of one warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). The Company expects that the Units will be listed for trading on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 16 hereof.

The Insiders signatory hereto hereby agree with the Company as follows:

1. Each Insider agrees that, if the Company seeks stockholder approval of (a) a proposed initial Business Combination or (b) a proposed amendment to the Company’s amended and restated certificate of incorporation (as may be amended from time to time, the “Charter”) to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 18 months from the completion of the Offering, then in connection with such proposed initial Business Combination or amendment to the Charter, such person shall vote, as applicable, all Founder Shares, Placement Shares and any shares acquired by such person in the Offering or in the secondary public market in favor of such proposed initial Business Combination or such amendment to the Charter, as applicable.

2. (a) Each Insider hereby agrees that, if the Company fails to consummate a Business Combination within 18 months from the consummation of the Offering, such person shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Offering Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $100,000 to pay dissolution expenses and less any other interest released to, or reserved for use by, the Company to pay franchise and income taxes, divided by the number of Offering Shares then outstanding, which redemption will completely extinguish the holder’s rights as a stockholder with respect to his, her or its Offering Shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors (the “Board”), dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

(b) Each Insider agrees to not propose any amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not consummate a Business Combination within 18 months from the completion of the Offering, unless the Company provides the holders of Offering Shares with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the Trust Account, less any interest released to, or reserved for use by, the Company to pay franchise and income taxes, divided by the number of then outstanding Offering Shares.

(c) Each Insider acknowledges and agrees that Founder Shares or Placement Shares held by him, her or it are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the Trust Account or distributed as a result of any liquidation of the Trust Account.

(d) Each Insider waives, with respect to any Founder Shares or Placement Shares held by such undersigned party, any redemption rights he, she or it may have (i) in connection with the consummation of an initial Business Combination, (ii) if the Company fails to consummate its initial Business Combination or liquidates within 18 months from the completion of the Offering or (iii) if the Company seeks an amendment to its Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares as described above. If any of the Insiders should acquire Offering Shares in or after the Offering, each Insider hereby waives with respect to such Offering Shares held by such undersigned party any redemption rights such party may have in connection with the consummation of a Business Combination or a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 18 months from the completion of the Offering; provided, however, that the Insiders will be entitled to redemption rights with respect to such Offering Shares held by them if the Company fails to consummate a Business Combination or liquidates within 18 months from completion of the Offering.

3. (a) To the extent that the Underwriters do not exercise in full their over-allotment option to purchase an additional 2,325,000 Units (as described in the Prospectus), the Initial Holders shall return to the Company for cancellation, at no cost, an aggregate number of Founder Shares determined by multiplying 592,875 by a fraction: (i) the numerator of which is 2,325,000 minus the number of shares of the Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,325,000. The Initial Holders further agree that, if the Company effects a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise in connection with any increase or decrease in the size of the Offering, to the extent that the Underwriters do not exercise their over-allotment option in full, the aggregate number of shares that the Initial Holders will be required to return to the Company as set forth in the immediately preceding sentence shall be adjusted so that the Founder Shares held by the Initial Holders and their Permitted Transferees represent 20% of the Company’s issued and outstanding shares of Common Stock immediately following such forfeiture. The number of Founder Shares to be returned by each Initial Holder, if any, pursuant to this Section 3(a) shall be determined on a pro-rata basis based on the percentage of outstanding Founder Shares held by each Initial Holder at the time of such forfeiture.

(b) Subject to paragraph 3(d), the Founder Shares owned by the Insiders shall not be transferable or salable until the earliest of (a) one year after the completion of a Business Combination and (b) subsequent to a Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization, recapitalization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their Common Stock for cash, securities or other property. (such applicable period being the “Founder Lock-Up Period”). During the Founder Lock-Up Period, the Insiders shall not, except as described in the Prospectus, (I) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to the Founder Shares then subject to the Founder Lock-Up Period, (II) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares then subject to the Founder Lock-Up Period, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (III) publicly announce any intention to effect any transaction specified in clause (b)(I) or (b)(II).

(c) Until 30 days after the consummation of the initial Business Combination (“Placement Unit Lock-Up Period”), the Sponsor shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (c)(i) or (c)(ii).

(d) Notwithstanding the provisions contained in paragraphs 3(b) and 3(c) hereof, any Insider may transfer, as applicable, the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants (1) in connection with an initial Business Combination with the consent of the Company to any third party that agrees in writing to be bound by the provisions of this agreement applicable to Insiders (other than paragraph 1 and the second sentence of paragraph 2(d)); and (2) (a) to the Company’s officers, the Company’s directors, the Initial Holders, CCM (as defined below), Cantor, or Cantor’s or CCM’s officers, directors or direct or indirect equityholders, (b) to an affiliate or immediate family member of any of the Company’s officers, directors, Initial Holders, CCM or Cantor, (c) to any member, officer or director of the Sponsor, or any immediate family member, partner, affiliate or employee of a member of the Sponsor, (d) by gift to any Permitted Transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more Permitted Transferees under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of the Company’s officers, the Company’s directors, the Initial Holders, members of the Sponsor, or any of Cantor’s or CCM’s officers, directors or direct or indirect equityholders, (f) pursuant to a qualified domestic relations order, (g) in the event of the Company’s liquidation prior to consummation of its initial Business Combination, (h) by virtue of the laws of Delaware, the Sponsor’s limited liability company agreement upon dissolution of the Sponsor, or the organizational documents of Cantor or CCM, upon dissolution of Cantor or CCM, as applicable, (i) subsequent to the Company’s consummation of its initial Business Combination, in the event of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, (j) subsequent to the Company’s consummation of its initial Business Combination, in the event of a consolidation, merger or other similar transaction in which the Company is the surviving entity that results in the directors and officers of the Company ceasing to comprise a majority of the Board (in the case of directors) or management (in the case of officers) of the surviving entity or (k) through private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the Founder Shares, Placement Shares or Placement Warrants were originally purchased (each, a “Permitted Transferee”); provided, however, that, in the case of subclauses (a) through (f), (h) and (k), these transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions set forth herein. For the avoidance of doubt, for the purposes of this Agreement, a managed account managed by the same investment manager of any member of the Sponsor shall be deemed an affiliate of such member.

(e) Further, each Insider agrees that after the Founder Lock-Up Period or the Placement Unit Lock-Up Period, as applicable, has elapsed, the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants owned by such Insider shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and each Insider acknowledges that pursuant to that certain registration rights agreement to be entered into among the Company and certain security holders of the Company, parties to the agreement may request that a registration statement relating to the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants be filed by the Company with the Commission prior to the end of the Founder Lock-Up Period or the Placement Unit Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period or the Placement Unit Lock-Up Period, as applicable.

(f) Subject to the limitations described herein, each Insider shall retain all of such Insider’s rights as a security holder during, as applicable, the Founder Lock-Up Period and/or Placement Unit Lock-Up Period including, without limitation, the right to vote, as the case may be, the Founder Shares and/or Placement Shares.

(g) During the Founder Lock-Up Period and Placement Unit Lock-Up Period, all dividends payable in cash with respect to such securities shall be paid, as applicable, to each security holder, but all dividends payable in Common Stock or other non-cash property shall become subject to the applicable lock-up period as described herein and shall only be released from such lock-up in accordance with the provisions of this paragraph 3.

4. Without limiting the provisions of paragraph 3(d) hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each of the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Units, Placement Units, shares of Common Stock, Warrants, Placement Shares, Placement Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by an undersigned party, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Placement Units, shares of Common Stock, Warrants, Placement Shares, Placement Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the restrictions of this Section 4 shall not apply to any distributions by the Sponsor to its members of Units, Placement Units, shares of Common Stock, Warrants, Placement Shares, Placement Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock.

5. (a) In the event of the liquidation of the Trust Account without the consummation of a Business Combination, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business (a “Target”) as described in the Prospectus; provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.20 (regardless of whether or not the Underwriters exercise any portion of their overallotment option) per Offering Share and only if such third party or Target has not executed an agreement waiving claims against any and all rights to seek access to the Trust Account, regardless of whether such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, indemnification of the Company by the Indemnitor pursuant to this paragraph 5 shall not apply as to any claims arising from the Company’s obligation pursuant to the Underwriting Agreement to indemnify the Underwriters.

(b) If the Company is liquidated within 18 months following completion of the Offering, to the extent that interest income on the balance of the Trust Account (net of any taxes payable) released to the Company in an amount up to $100,000 to pay dissolution expenses and any other interest released to, or reserved for use by, the Company to pay franchise and income taxes and loans from the Sponsor (each as described in the Prospectus) are insufficient to fund the costs and expenses of liquidation, the Indemnitor agrees to pay the balance of the amount necessary to complete the liquidation of the Company.

6. The Company agrees that the Company will not engage any third party to render services, agree to purchase any products from such third party, or enter into any discussion or any acquisition agreement with a Target unless (i) such third party or Target has agreed to execute a waiver against any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any proceeds from the Trust Account, that is acceptable to the Board or (ii) the Board and Sponsor have each consented in writing to dispense with such waiver with respect to such services, product, discussions or acquisition agreement, in each case with the written consent of the Indemnitor as part of the consent of the Board. In addition the Company shall endeavor, together with the officers and directors of any acquisition target for its initial Business Combination, to obtain waivers of claims to the monies held in the Trust Account from creditors of such acquisition target (which, for the avoidance of doubt, shall include creditors existing prior to the initial Business Combination as well as after completion of the initial Business Combination).

7. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each officer and director of the Company who is signatory to this Agreement agrees that until the earliest of the Company’s initial Business Combination, liquidation or the time at which such person ceases to be an officer or director of the Company, such person shall present to the Company for its consideration, prior to presentation to any other entity, any suitable Business Combination opportunities of which such person (or companies or entities which such person manages or controls) becomes aware, subject to any current or future fiduciary or contractual obligations of such person that such person discloses to the Company.

8. Each officer and director signatory hereto represents and warrants that the biographical information furnished to the Company by him or her is true and accurate in all material respects and does not omit any material information with respect to such person’s background. Each of the answers of such person to the items in questionnaires furnished to the Company by such officer and director is true and accurate in all material respects.

9. Each of the undersigned represents and warrants that her, she or it:

(a) is not subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and the undersigned is not currently a defendant in any such criminal proceeding; and

(c) has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. Each Insider agrees that he, she or it shall receive no finder’s fees, consulting fees or other similar compensation from the Company prior to, or for any services they render in order to effectuate, the consummation of the initial Business Combination, other than the following:

(a) repayment of loans of up to $300,000 made to the Company by the Sponsor or its affiliate prior to completion of the Offering in connection with organizational expenses and the preparation, filing and consummation of the Offering;

(b) payments to the Sponsor or its affiliate or designee of a total of $20,000 per month for office space, administrative and shared personnel support services, pursuant to an Administrative Services Agreement;

(c) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or one of its affiliates to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units;

(d) payment to Cohen & Company Capital Markets (“CCM”) at the closing of the Offering for financialÚdvisory services provided by CCM in connection with the OfferingDn an amount equal to 15% of each of the non-deferred underwriting commission payable to the underwriters, which will be paid to CCM upon the closing of the Offering, and the deferred underwriting commission payable to the underwriters, which will be paid to CCM upon the closing of the initial business combination;

(e) at the closing of an initial Business Combination, a customary advisory fee to an affiliate of the Sponsor, in an amount that constitutes a market standard advisory fee for comparable transactions and services provided; and

(f) reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, provided that no proceeds of the Offering placed in the Trust Account may be applied to the payment of such expenses prior to the consummation of an initial Business Combination.

11. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

12. Each of the undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about such undersigned party’s background and finances (“Information”), purely for the purposes of performing required due diligence examinations in connection with the Offering (provided that the Underwriters agree to hold such Information in confidence). Each of the undersigned agrees that neither the Underwriters nor their agents shall be violating such undersigned party’s right of privacy by requesting and obtaining the Information in accordance with this Section 12.

13. Each of the undersigned acknowledges and agrees that the Company will not consummate any initial Business Combination that involves a company which is affiliated with such undersigned party unless the Company obtains an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that the Business Combination is fair to the Company’s stockholders from a financial perspective.

14. Each officer and director signatory hereto represents and warrants that he or she has full right and power, without violating any agreement to which such person is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the Board, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

15. As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 4,679,125 shares of Class B common stock of the Company, par value $0.0001 per share, acquired by the Sponsor and the other Initial Holders for an aggregate purchase price of $25,000 prior to the consummation of the Offering; (iii) “Initial Holders” shall mean Phoenix Biotech Sponsor, LLC; (iii) “Offering Shares” shall mean the shares of Common Stock included in the units sold in the Offering; (iv) “Placement Shares” shall mean the shares of Common Stock sold as part of the Placement Units; (v) “Placement Warrants” shall mean the Warrants to purchase up to an aggregate of 445,750 shares of the Common Stock that are included in the Placement Units; (vi) “Placement Units” shall mean the aggregate of up to 891,500 Units of the Company (each Placement Unit consists of one-half of one Placement Warrant and one Placement Share) sold in the Private Placement to the Sponsor, Cantor and CCM for an aggregate purchase price of up to $8,915,000; (vii) “Trust Account” shall mean the trust account into which net proceeds of the Offering and the Private Placement will be deposited; (viii) “Prospectus” shall mean the prospectus included in the registration statement filed by the Company in connection with the Offering, as supplemented or amended from time to time; (ix) “Private Placement” shall mean that certain private placement transaction occurring simultaneously with the closing of the Offering pursuant to which the Company has agreed to sell an aggregate of up to 891,500 Placement Units to Phoenix Biotech Sponsor, LLC, a Delaware limited liability company, Cantor and CCM; (x) “Sponsor” shall mean, Phoenix Biotech Sponsor, LLC, a Delaware limited liability company; (xi) “Insiders” shall mean the Sponsor and its members, any holders of Founder Shares, any person who receives Placement Units, Founder Shares or their respective underlying securities as a Permitted Transferee and each officer and director of the Company; and (y) references to completion of the Offering shall exclude any exercise of the Underwriters’ over-allotment option.

16. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

17. No party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each undersigned party and each of such undersigned party’s, as applicable, heirs, personal representatives, successors and assigns.

18. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into within the borders of such state and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the federal or state courts in the borough of Manhattan in the City of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

20. This Letter Agreement shall terminate in the event that the Offering is not completed by December 31, 2021; and, provided, further, that paragraph 5 of this Letter Agreement shall survive any liquidation of the Company.

[Signature page follows]

Sincerely,

PHOENIX BIOTECH ACQUISITION CORP. a Delaware corporation

By:
Name:	Chris Ehrlich
Title:	Chief Executive Officer

PHOENIX BIOTECH SPONSOR, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Letter Agreement]

Chris Ehrlich, individually

Daniel Geffken, individually

Brian Atwood, individually

Elizabeth Bhatt, individually

Caroline Loewy, individually

Barbara Kosacz, individually

Douglas Fisher, individually

Kathleen LaPorte, individually

[Signature Page to Letter Agreement]

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